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                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                              CALUMET BANCORP, INC.

                                FBOP CORPORATION

                                       AND

                            FBOP ACQUISITION COMPANY






                             AS OF SEPTEMBER 9, 1998





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

                                TABLE OF CONTENTS


                                                                                                                Page

ARTICLE I.........................................................................................................2
             MERGER...............................................................................................2
             (a)        Merger....................................................................................2
             (b)        Effective Time............................................................................2
             (c)        Effects of the Merger.....................................................................2
             (d)        Prior Approvals...........................................................................2
             (e)        Certificate of Incorporation..............................................................3
             (f)        Bylaws....................................................................................3
             (g)        Directors and Officers....................................................................3
             (h)        Additional Actions........................................................................3
             (i)        Conversion of Shares......................................................................3
             (j)        Total Merger Consideration................................................................5
             (k)        Surrender of Shares.......................................................................5
             (l)        Designation of Paying Agent; Investment of Funds..........................................5
             (m)        Transmittal Materials.....................................................................6
             (n)        Dissenting Shares.........................................................................6
             (o)        Termination of Paying Agent's Duties......................................................6
             (p)        Closing of Holding Company's Transfer Books...............................................7
             (q)        Employee Stock Options; Restricted Stock..................................................7

ARTICLE II........................................................................................................7
             REPRESENTATIONS AND WARRANTIES OF HOLDING COMPANY....................................................7
             (a)        Organization and Standing of Holding Company..............................................7
             (b)        Organization and Standing of Savings Institution..........................................8
             (c)        Holding Company Subsidiaries..............................................................8
             (d)        Capitalization............................................................................8
             (e)        Authorization.............................................................................9
             (f)        Certificates of Incorporation and Bylaws..................................................9
             (g)        Consents and Approvals....................................................................9
             (h)        Defaults and Conflicts....................................................................9
             (i)        SEC Reports; Financial Statements........................................................10
             (j)        Regulatory Reports.......................................................................11
             (k)        Changes Since March 31, 1998.............................................................11
             (l)        Properties...............................................................................12
                        (i)        Real Estate and Mortgages.....................................................12
                        (ii)       Investments...................................................................12
                        (iii)      Title to Property; Zoning.....................................................12
             (m)        Environmental Laws.......................................................................13
             (n)        Proprietary Rights.......................................................................13
             (o)        Agreements...............................................................................13

             (p)        Litigation; Claims.......................................................................14
             (q)        Compliance with Laws.....................................................................14
             (r)        Taxes....................................................................................15
             (s)        Related Party Transactions...............................................................16
             (t)        Employee Benefit Plans...................................................................16
             (u)        Insurance................................................................................18
             (v)        Regulatory Filings.......................................................................18
             (w)        Deposits.................................................................................18
             (x)        Loans....................................................................................19
             (y)        Reserves.................................................................................20
             (z)        Agreements with Regulatory Agencies......................................................20
             (aa)       Information for Regulatory Approvals.....................................................20
             (ab)       Governmental Notices.....................................................................20
             (ac)       SEC Filings..............................................................................20
             (ad)       Finders and Investment Bankers...........................................................21
             (ae)       Third Party Discussions..................................................................21
             (af)       Disclosure...............................................................................21
             (ag)       Year 2000................................................................................21
             (ah)       Bonuses; Accrued Vacation................................................................21

ARTICLE III......................................................................................................22
             REPRESENTATIONS AND WARRANTIES OF ACQUISITION AND FBOP..............................................22
             (a)        Organization of Acquisition and FBOP.....................................................22
             (b)        Authorization............................................................................22
             (c)        Consents and Approvals...................................................................22
             (d)        Defaults and Conflicts...................................................................23
             (e)        SEC Filings..............................................................................23
             (f)        Funds Available..........................................................................23
             (g)        Finders and Investment Bankers...........................................................23
             (h)        Governmental Notices.....................................................................23
             (i)        Articles; Bylaws.........................................................................23
             (j)        Access to Certain Information............................................................23

ARTICLE IV.......................................................................................................24
             RIGHT TO INVESTIGATE................................................................................24

ARTICLE V........................................................................................................24
             COVENANTS OF HOLDING COMPANY .......................................................................24
             (a)        Operation in Ordinary Course.............................................................24
             (b)        Exclusivity..............................................................................28
             (c)        Stockholder Meeting......................................................................28
             (d)        Consents.................................................................................29
             (e)        Reports..................................................................................29
             (f)        Notice...................................................................................29

             (g)        Regulatory Matters.......................................................................29
             (h)        Schedules................................................................................29
             (i)        Supplemental Information.................................................................30
             (j)        Cooperation..............................................................................30
             (k)        Conditions Precedent.....................................................................30
             (l)        Best Efforts.............................................................................30

ARTICLE VI.......................................................................................................30
             COVENANTS OF ACQUISITION AND FBOP...................................................................30
             (a)        Consents.................................................................................30
             (b)        Cooperation..............................................................................30
             (c)        Conditions Precedent.....................................................................30
             (d)        Best Efforts.............................................................................31
             (e)        Prompt Loan Review.......................................................................31

ARTICLE VII......................................................................................................31
             CONDITIONS TO THE OBLIGATIONS OF ACQUISITION........................................................31
             (a)        Validity of Representation and Warranties................................................31
             (b)        Consents.................................................................................31
             (c)        Compliance with Covenants................................................................31
             (d)        Opinion of Counsel.......................................................................31
             (e)        Approval of Holding Company Stockholders.................................................31
             (f)        Dissenting Holding Company Shares........................................................32
             (g)        Resignations.............................................................................32
             (h)        Employment Matters.......................................................................32
             (i)        Adverse Changes..........................................................................32
             (j)        Effective Time...........................................................................32
             (k)        Stock Option Plans and Incentive Plans; Options..........................................32

ARTICLE VIII.....................................................................................................32
             CONDITIONS TO THE OBLIGATIONS OF HOLDING COMPANY....................................................32
             (a)        Validity of Representations and Warranties...............................................33
             (b)        Consents.................................................................................33
             (c)        Compliance with Covenants................................................................33
             (d)        Opinion of Counsel.......................................................................33
             (e)        Fairness Opinion.........................................................................33
             (f)        Effective Time...........................................................................33
             (g)        Funds to Paying Agent....................................................................33

ARTICLE IX.......................................................................................................33
             CONDITIONS APPLICABLE TO ACQUISITION, FBOP AND HOLDING COMPANY......................................33
             (a)        Governmental Approvals...................................................................33
             (b)        Injunction...............................................................................34


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
ARTICLE X........................................................................................................34
             CLOSING AND CLOSING DOCUMENTS.......................................................................34
             (a)        Closing..................................................................................34
             (b)        Holding Company Closing Documents........................................................34
             (c)        Acquisition Closing Documents............................................................35

ARTICLE XI.......................................................................................................35
             TERMINATION AND TERMINATION FEE.....................................................................35
             (a)        Termination..............................................................................35
             (b)        Termination Fee..........................................................................35
             (c)        Survival of Rights.......................................................................36

ARTICLE XII......................................................................................................36
             SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS...............................................36

ARTICLE XIII.....................................................................................................36
             MISCELLANEOUS.......................................................................................36
             (a)        Payment of Expenses......................................................................36
             (b)        Entire Agreement.........................................................................36
             (c)        Modifications, Amendments and Waivers....................................................36
             (d)        Assignment...............................................................................37
             (e)        Schedules................................................................................37
             (f)        Press Releases...........................................................................37
             (g)        Notices..................................................................................37









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


                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into as of the 9th day of September 1998, by and among Calumet Bancorp, Inc., a savings institution holding company organized under the laws of the State of Delaware (the "Holding Company"), FBOP Corporation, a bank holding company organized under the laws of the State of Illinois (AFBOP@) and FBOP Acquisition Company, a corporation organized under the laws of the State of Delaware ("Acquisition"). Holding Company and Acquisition are sometimes referred to herein as the "Constituent Corporations."

                              W I T N E S S E T H:

         WHEREAS, Acquisition is a wholly-owned subsidiary of FBOP; and

         WHEREAS, the parties desire that Holding Company be acquired by Acquisition through the merger of Acquisition with and into Holding Company upon the terms and conditions contained herein and in accordance with applicable laws (the "Merger"); and

         WHEREAS, the Board of Directors of Holding Company deems the Merger to be advisable and in the best interests of Holding Company and its stockholders and has adopted resolutions approving this Agreement and directing that this Agreement be submitted for consideration at a meeting of its stockholders; and

         WHEREAS, the Boards of Directors of FBOP and Acquisition deem the Merger to be advisable and in the best interests of their respective stockholders and each has adopted resolutions approving this Agreement; and

         WHEREAS, as soon as practicable after the execution and delivery of this Agreement, Calumet Federal Savings and Loan Association of Chicago, a federally-chartered stock savings institution and wholly-owned subsidiary of Holding Company (the "Savings Institution") and Regency Savings Bank, F.S.B., a federally-chartered stock savings institution and wholly-owned subsidiary of FBOP ("RSB," and sometimes referred to herein as the "Surviving Bank"), will enter into a Bank Agreement and Plan of Merger (the "Bank Merger Agreement") providing for the merger (the "Bank Merger"), of Savings Institution with and into RSB, with the Bank Merger to be consummated immediately following the consummation of the Merger (the Merger and the Bank Merger and the transactions contemplated thereby are referred to herein as the "Transaction"); and

         WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Acquisition's willingness to enter into this Agreement, certain holders (Thaddeus Walczak and Carole J. Lewis) of shares of common stock, $0.01 par value per share, of Holding Company (the "Common Stock") are granting Acquisition irrevocable proxies, in the form attached hereto as Exhibit A (the "Proxies"), to vote such shares of Common Stock;

         NOW, THEREFORE, for and in consideration of the premises and the mutual agreements, representations, warranties and covenants herein contained and in the Proxies, for the purpose of prescribing the terms and conditions of the Merger, the manner of converting the Common Stock of Holding Company into cash, and such other details and provisions as are deemed desirable in connection with the Merger, the parties, intending to be bound, hereby agree as follows:

                                    ARTICLE I

                                     MERGER

         (a) Merger. In accordance with the provisions of this Agreement and the Delaware General Corporation Law ("DGCL"), at the Effective Time (as herein defined), Acquisition shall be merged with and into Holding Company and the separate existence of Acquisition thereupon shall cease. Following the Merger, Holding Company shall continue as the surviving corporation ("Surviving Corporation"). At Acquisition's option, the Merger may be structured so that Holding Company merges into another direct or indirect wholly-owned subsidiary of FBOP (such entity, if any, to be included in the definition of "Acquisition"); provided, however, that Acquisition shall assign to such entity, and such entity shall assume, all rights and obligations of Acquisition under this Agreement.

         (b) Effective Time. As soon as practicable after the satisfaction or waiver of the conditions set forth in Article X, the parties hereto will file a certificate of merger (the "Certificate of Merger") with the Secretary of State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of Delaware, or at such later time as is specified in the Certificate of Merger (the "Effective Time").

         (c) Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchise of the Constituent Corporations shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Constituent Corporations shall become the debts, liabilities and duties of the Surviving Corporation.

         (d) Prior Approvals. The parties hereto acknowledge that the requisite approvals for the Transaction must be received from or notices must be given to certain federal governmental bodies and agencies including, but not limited to:
(i) the Office of Thrift Supervision of the Department of the Treasury (the "OTS"); (ii) the Federal Deposit Insurance

Corporation (the "FDIC"); (iii) the Board of Governors of the Federal Reserve System ("Federal Reserve Board"); and (iv) any other regulatory authorities having jurisdiction, which approvals or notices shall be in form and substance acceptable to FBOP and Acquisition in their sole discretion, reasonably exercised, and not contain conditions that, individually or in the aggregate could likely have or lead to a Material Adverse Effect (as hereinafter defined) on FBOP, RSB or Acquisition (collectively, the governmental bodies and agencies referred to in items (i)-(iv) above are referred to herein as the "Applicable Governmental Authorities").

         (e) Certificate of Incorporation. The Certificate of Incorporation of Holding Company in effect at the time of the Merger shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended as provided thereunder and in the DGCL.

         (f) Bylaws. The Bylaws of Holding Company in effect at the time of the Merger shall be the Bylaws of the Surviving Corporation until altered, amended or repealed, as provided thereunder and in the Certificate of Incorporation and the DGCL.

         (g) Directors and Officers. The directors and officers of Acquisition at the time of the Merger shall be the directors and officers of the Surviving Corporation, in each case to serve, in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, until their successors shall have been elected and shall qualify. If at the Effective Time a vacancy shall exist on the Board of Directors or in any of the offices of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by the Bylaws of the Surviving Corporation.

         (h) Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to best perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of Acquisition acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, Holding Company and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation are fully authorized in the name of Holding Company or otherwise to take any and all such actions.

         (i) Conversion of Shares. The manner and basis of converting and exchanging the shares of Holding Company Common Stock, and the manner and basis of making distributions, if any, to stockholders of Holding Company, shall be as follows:

                  (i) Each share of Common Stock of Holding Company which is issued and outstanding immediately prior to the Effective Time other than Dissenting Shares (as defined below) shall, by virtue of the Merger and without any action on the part of the holder thereof, at and after the Effective Time be converted into the right to receive the "Per Share Merger Consideration."

         "Per Share Merger Consideration" shall be equal to:


                Aggregate Merger   plus    Aggregate         minus     Expenses
                Consideration      ----    Strike Price of   -----
                                           Options

                                            divided by
                ---------------------------------------------------------------

             outstanding shares of    plus              aggregate shares of
             Common Stock             ----              Common Stock subject to
                                                        Options

where,

         Aggregate Merger
         Consideration     =    $111,600,000 (subject to adjustment as set
                                forth in subpart (j) below).

         Expenses          =    All third party fees and expenses incurred by
                                Holding Company and Savings Institution since
                                July 1, 1998 in connection with the
                                Transaction, including finders' and brokers' fees, expenses for directors= and officers= tail coverage, legal expenses and filing and printing fees.

         Aggregate Strike
         Price of Options  =    The sum of the exercise price of each
                                outstanding Option (defined below).


                  (ii) At the Effective Time, Acquisition shall pay or cause to be paid to each of the persons listed on Schedule 1(q) hereto, with respect to the outstanding options for Holding Company Common Stock (without regard to the expiration date thereof) (collectively, the "Options") set forth opposite such person's name therein, an amount per share of Common Stock subject to an Option equal to the excess of the Per Share Merger Consideration over the exercise price per share of such Option, as set forth on Schedule 1(q) (the "Cash Consideration Per Option"). Concurrently with the payment of the Cash Consideration Per Option, each holder of an Option shall deliver to Acquisition evidence satisfactory to Acquisition of the cancellation of such Option. At the Effective Time, each Option shall be canceled and retired and shall cease to exist and shall be deemed to represent only the right to receive the Cash Consideration Per Option. Payment of the Cash Consideration Per Option in accordance with this Article I(i)(ii) shall be deemed to be full satisfaction of all rights pertaining to the Options. All amounts payable under this Article I(i)(ii) shall be subject to any required withholding of taxes and shall be paid without interest.

                  (iii) Each share of Holding Company Common Stock, if any, which is issued and held in the treasury of Holding Company, shall, by virtue of the Merger, at the Effective Time, be retired and canceled, and no cash or other consideration shall be issued with respect thereto.

                  (iv) Each share of common stock, par value $1.00 per share, of Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into and exchangeable for one share of common stock, $0.01 par value per share, of the Surviving Corporation ("Surviving Corporation Common Stock").

         (j) Total Merger Consideration. Notwithstanding the preceding subparts of this Article, except to the extent payments made to holders of Dissenting Shares exceed the Per Share Merger Consideration, in no event shall the total cash consideration paid by Acquisition hereunder (the "Aggregate Merger Consideration") exceed $111,600,000. To the extent that any of the Options are exercised prior to the Closing, the Aggregate Merger Consideration shall be increased by an amount equal to the exercise price of such Options.

         (k) Surrender of Shares. As promptly as practicable after the Effective Time, each holder of shares of Holding Company Common Stock shall, upon presentation and surrender of the certificate or certificates therefor to the Paying Agent (as defined below) for cancellation in accordance with the transmittal materials described below, be entitled to receive in exchange therefor a check or checks payable to such person representing the payment of cash into which such holder's shares of Holding Company Common Stock have been converted at the Effective Time. Each certificate which represented issued and outstanding shares of Holding Company Common Stock immediately prior to the Effective Time shall be deemed canceled at the Effective Time and shall represent only the right to receive cash for each share represented by such certificate. In no event shall the holder of any such surrendered certificates be entitled to receive interest on any of the funds to be received in the Merger.

         (l) Designation of Paying Agent; Investment of Funds. Harris Trust and Savings Bank shall act as paying agent hereunder ("Paying Agent"), and Acquisition and FBOP shall make available to Paying Agent at the Effective Time
(i) an amount in cash equal to the product of the Per Share Merger Consideration times the number of shares of Holding Company Common Stock outstanding immediately prior to the Effective Time, which shall not include the number of shares of Holding Company Common Stock held in Holding Company's treasury, less the number of Holding Company Dissenting Shares whose holders have complied with the provisions of Section 262 of the DGCL as described in subpart (n) below at or prior to the Effective Time and less any shares owned by Acquisition or any other subsidiary or affiliate of Acquisition, and (ii) an amount in cash equal to the aggregate Cash Consideration Per Option. The cash deposited with the Paying Agent shall be invested by the Paying Agent as directed by Acquisition.

         (m) Transmittal Materials. As promptly as practicable after the Effective Time, but in any event within three business days following the Effective Time, Acquisition shall send or cause to be sent to each former holder of record of shares of Holding Company Common Stock transmittal materials for use in surrendering their certificate or certificates in exchange for cash. The letter of transmittal will contain instructions with respect to the surrender of such certificates. Acquisition shall instruct record date holders of Holding Company Common Stock who hold such shares for the account of others to provide the respective beneficial holders of such shares instructions with respect to the surrender of their shares.

         (n) Dissenting Shares. Each outstanding share of Holding Company Common Stock as to which a proper written objection to the Merger is filed in accordance with Section 262 of the DGCL and which is not voted in favor of the Merger shall not be converted into or represent a right to receive cash hereunder unless and until the holder shall have failed to perfect or shall have effectively withdrawn or lost his or her right to appraisal of and payment for such shares of Common Stock under Section 262 of the DGCL, at which time such shares of Common Stock shall be converted into a right to receive cash in the same manner and subject to the same conditions as provided for other outstanding shares of Common Stock in this Article. All such shares of Holding Company Common Stock as to which such a written objection is so filed and which are not voted in favor of the Merger, except any such shares of Holding Company Common Stock the holder of which shall have effectively withdrawn or lost his or her right to appraisal of and payment for such shares of Common Stock under the DGCL are herein called "Dissenting Shares" and each holder is herein called a "Dissenting Shareholder." Holding Company shall give Acquisition prompt notice upon receipt by Holding Company of any such written objection to the Merger. Holding Company agrees that prior to the Effective Time it will not, except with the prior written consent of Acquisition, voluntarily make any payment with respect to, or settle or offer to settle, any such objection. Each Dissenting Shareholder who becomes entitled, pursuant to the provisions of the DGCL, to payment for the fair cash value of his or her shares of Holding Company Common Stock shall receive payment therefor from Acquisition as the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions), and such shares of Common Stock shall be retired and canceled.

         (o) Termination of Paying Agent's Duties. Promptly following the date which is twelve months after the Effective Time, the Paying Agent shall deliver to FBOP all cash and other documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a certificate formerly representing shares of Holding Company Common Stock who has not previously surrendered such certificate may surrender such certificate to FBOP and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefore the Per Share Merger Consideration for each share of Holding Company Common Stock represented by such certificate.

         (p) Closing of Holding Company's Transfer Books. At the Effective Time, the stock transfer records of Holding Company shall be closed and no transfer of shares of Holding Company Common Stock shall thereafter be made.

         (q) Employee Stock Options; Restricted Stock. Schedule 1(q) hereto contains an accurate and complete list of all outstanding options and restricted stock awards, including the name of the grantee, date of grant, number of shares and exercise price.

                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF HOLDING COMPANY

             Holding Company represents and warrants to Acquisition and FBOP as follows:

         (a) Organization and Standing of Holding Company. Holding Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Holding Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined below) on Holding Company and the Subsidiaries (defined below), taken as a whole. Holding Company is duly registered as a savings and loan holding company under the Home Owners' Loan Act, as amended ("HOLA"), and the regulations issued thereunder. The Certificate of Incorporation and Bylaws of Holding Company, copies of which have previously been made available to Acquisition, are true and complete copies of such documents as in effect as of the date of this Agreement.

As used in this Agreement, the term "Material Adverse Effect" or "Material Adverse Change" means with respect to any person, any effect or change that (i) is material and adverse to the business, operations, results of operations, assets, liabilities, investments, properties, condition (financial or otherwise), affairs, prospects or other attributes of such person, or (ii) materially impairs the ability of such person to perform its obligations under this Agreement or consummate the Transaction; provided, however, that Material Adverse Effect and Material Adverse Change shall not be deemed to include the impact of (a) changes in banking and similar laws, or (b) changes in generally accepted accounting principles or regulatory requirements applicable to banks and savings institutions and their holding companies generally, or (c) circumstances affecting banks and savings institutions and their holding companies generally.

         (b) Organization and Standing of Savings Institution. Savings Institution is a federally-chartered stock savings and loan association, duly organized, validly existing, and in good standing under the laws of the United States of America, and Savings Institution has the requisite corporate power and authority to enter into the Bank Merger. Savings Institution is duly authorized to conduct a savings and loan business, is a member of the Federal Home Loan Bank of Chicago, and is duly authorized to operate each of its offices, including branch offices (collectively, the main office and each branch location are referred to herein as the "Branches"). Savings Institution is a wholly-owned subsidiary of Holding Company.

         (c) Holding Company Subsidiaries. Schedule 2(c) hereto sets forth a list of all of Holding Company's direct and indirect subsidiaries (hereinafter separately called a "Subsidiary" and collectively called the "Subsidiaries"). The Schedule sets forth the authorized capital stock, the number of shares duly issued and outstanding, the number so owned by each shareholder of the Subsidiary and the jurisdiction of incorporation of each Subsidiary. The shares of capital stock of the Subsidiaries are validly issued, fully paid and non-assessable (subject to statutory obligations of holders, if any), and are owned free and clear of any liens, claims, charges or encumbrances. Except as disclosed on such Schedule, neither Holding Company nor any of the Subsidiaries has any investment in any subsidiary or any investment in any partnership, joint venture, limited liability company or similar entity, all of which investments are owned free and clear of any liens, claims, charges or encumbrances except as disclosed thereon. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to own or lease its properties and carry on its business as now being conducted. Each of the Subsidiaries is duly qualified or otherwise authorized to transact business as a foreign corporation and is in good standing in every jurisdiction in which such qualification or authorization is required by law to carry on its business as now being conducted, except where the failure so to qualify or to be authorized would not have a Material Adverse Effect on the assets, properties, business or financial condition of Holding Company and the Subsidiaries, taken as a whole. Schedule 2(c) sets forth a true and correct description of the activities of each of the Subsidiaries. No certificate of authority identified in such Schedule has been revoked, restricted, suspended, limited or modified nor is any certificate of authority the subject of, nor to the knowledge of Holding Company is there a basis for, a proceeding for revocation, restriction, suspension, limitation or modification.

         (d) Capitalization. The authorized capital stock of Holding Company consists of 2,000,000 shares of Preferred Stock, $0.01 par value per share, none of which has been issued, and 8,400,000 shares of Common Stock, par value $0.01 per share, of which 3,145,861 shares are issued and outstanding as of the date hereof. All of the issued and outstanding shares of Holding Company Common Stock have been validly issued and are fully paid and non-assessable (subject to statutory obligations of holders, if any) and free of preemptive rights. As of the date hereof, 405,103 shares of Holding Company Common Stock were reserved for issuance upon exercise of outstanding Holding Company stock options granted pursuant to Calumet Bancorp, Inc. 1991 Stock Option Plan. Except for the options and shares specified above and as reflected in Schedule 2(d), there is no contract, understanding, restriction or agreement, including any voting trust or other agreement or understanding with respect to the voting of any of the capital stock of Holding Company, or any convertible, exchangeable or exercisable security, option, warrant, call, or commitment on the part of Holding Company of any character relating to issued or unissued shares of the capital stock of Holding Company.

         (e) Authorization. The Board of Directors of Savings Institution has adopted resolutions approving the Bank Merger Agreement and the Transaction and has authorized the execution and delivery of the Bank Merger Agreement. The Board of Directors of Holding Company has adopted resolutions approving the Agreement and the Transaction and has authorized the execution and delivery of the Agreement and has directed by resolution that the Agreement be submitted to a vote of the holders of shares of Holding Company Common Stock taken at a meeting called for the purpose of considering and acting upon this Agreement. Holding Company has full power and authority to enter into this Agreement and, upon appropriate consent of its stockholders in accordance with law, subject to obtaining all required regulatory approvals, to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Holding Company and constitutes the valid and legally binding obligation of Holding Company, enforceable against it in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors rights generally and subject to general principles of equity.

         (f) Certificates of Incorporation and Bylaws. Holding Company has delivered to FBOP true and complete copies of its and each of the Subsidiaries' Certificates of Incorporation and Bylaws as in effect as of the date hereof, and in the case of Savings Institution, has delivered true and complete copies of Savings Institution's Federal Stock Charter and Bylaws.

         (g) Consents and Approvals. Except for the consents and approvals of the Applicable Governmental Authorities, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Holding Company of the transactions contemplated by this Agreement and the Bank Merger Agreement.

         (h) Defaults and Conflicts. Neither Holding Company, Savings Institution or any other Subsidiary is or immediately prior to the Effective Time will be in conflict with or default under its Certificate of Incorporation (or similar organizational document) or Bylaws, or in default under any indenture or under any material agreement or other material instrument to which it is a party or by which it or any of its properties is bound or to which it is subject.

Subject to the receipt of all consents and approvals contemplated by this Agreement, neither the execution and delivery of this Agreement, the consummation of the Transaction nor the fulfillment of and compliance with the terms and provisions hereof, will (i) violate any judicial, administrative or arbitral order, writ, award, judgment, injunction or decree involving Holding Company, Savings Institution or any other Subsidiary, (ii) conflict with the terms, conditions or provisions of the charter or Bylaws of Holding Company, Savings Institution or any other Subsidiary, (iii) conflict with, result in a breach of, constitute a default under or accelerate or permit the acceleration of the performance required by, any indenture or any material agreement or other material instrument to which Holding Company, Savings Institution or any other Subsidiary is a party or by which Holding Company, Savings Institution or any other Subsidiary is bound, (iv) result in the creation of any lien, charge or encumbrance upon any of the assets of Holding Company, Savings Institution or any other Subsidiary under any such agreement or instrument, or (v) terminate or give any party thereto the right to terminate any such indenture, agreement or instrument. Except as disclosed in Schedule 2(h) hereto, no consent of any third party to any indenture or any material agreement or other material instrument to which Holding Company, Savings Institution or any other Subsidiary is a party is required in connection with the Transaction. Holding Company agrees that prior to the Effective Time it will use its best efforts to obtain all required consents to the Transaction of parties to any such indenture, agreement, or other instrument which is material to the business.

         (i) SEC Reports; Financial Statements. Holding Company has filed all required forms, reports, registration statements and documents with the Securities and Exchange Commission (the "SEC"), since December 31, 1993 (collectively, the "SEC Reports"), each of which, as of its respective date, complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of their respective dates, none of the SEC Reports, including, without limitation, any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of Holding Company included in its Annual Report on Form 10-K for the years ended December 31, 1995, 1996 and 1997, and the unaudited consolidated interim financial statements included in its Quarterly Report on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, fairly present in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto), the consolidated financial position of Holding Company and its Subsidiaries as of the dates thereof and their consolidated statements of operations, stockholders' equity, and cash flows for the periods then ended (in the case of any unaudited interim financial statements, subject to (i) normal year-end adjustments and (ii) standard limitations on the application of generally accepted accounting principles).

         Except as and to the extent reflected in the interim consolidated statement of financial position of Holding Company and the Subsidiaries as of June 30, 1998, and notes thereto (the

"June 30, 1998 Balance Sheet") or in Schedule 2(i) hereto, neither Holding Company nor any Subsidiary had, as of June 30, 1998, any liability or obligation (absolute, contingent or otherwise) except for contractual liabilities arising in the ordinary course which are not required to be reflected in a balance sheet prepared in accordance with generally accepted accounting principles. Except as and to the extent disclosed in Schedule 2(i) hereto, neither Holding Company nor any Subsidiary has incurred any liability or obligation (absolute, contingent or otherwise) since June 30, 1998 other than in the ordinary course of business.

         (j) Regulatory Reports. Holding Company and Savings Institution each has filed all reports, notices and other statements, together with any amendments required to be made with respect thereto, if any, that it was required to file with the OTS, the FDIC, the Federal Home Loan Bank, and any other governmental agency or authority with jurisdiction over Holding Company or Savings Institution and each such report, notice and other statement, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which it was filed. Holding Company has furnished to FBOP or Acquisition copies of all regulatory filings (and all related correspondence) for Holding Company and Savings Institution for the years ended December 31, 1995, 1996 and 1997 and the quarters ended March 31, 1998 and June 30, 1998, as filed with the OTS (the "Regulatory Reports"). The Regulatory Reports, including, without limitation, the provisions made therein for investments and the valuation thereof, and loan loss reserves, together with the notes thereto, fairly present the financial position, assets, liabilities, change in financial position, surplus and other funds of Holding Company and Savings Institution as of the dates thereof and the results of its operations for the periods indicated in conformity with regulatory accounting principles prescribed or permitted by law or the rules and regulations of OTS, applied on a consistent basis with prior periods, except as set forth therein. Each such Regulatory Report was in compliance with applicable law and correct in every material respect when filed and there were no material omissions therefrom. Except for liabilities and obligations disclosed or provided for in the Regulatory Reports, Savings Institution did not have, as of the respective dates of each such Regulatory Reports, any liabilities or obligations (whether absolute or contingent and whether due or to become due) except for contractual liabilities arising in the ordinary course which are not required to be reflected in regulatory financial statements. All books of account of Savings Institution and each other Subsidiary fully and fairly disclose all the transactions, properties, assets, investments, liabilities and obligations of Savings Institution or the respective Subsidiary and all such books of account are in the possession of Savings Institution or the respective Subsidiary and are true and complete in all material respects.

         (k) Changes Since March 31, 1998. Except as disclosed in Schedule 2(k) hereto, since March 31, 1998 there has been no Material Adverse Change in the assets, properties, business, financial condition or results of operations of Holding Company and its Subsidiaries, taken as a whole; and neither Holding Company, Savings Institution nor any other Subsidiary has, since March 31, 1998
(i) made any change in its authorized capital stock, (ii) issued any stock options, warrants or other rights calling for the issue, transfer, sale or delivery of its capital stock or other securities, (iii) paid any stock dividend or made any reclassification in respect of its outstanding shares of capital stock, (iv) issued, transferred, sold or delivered any shares of its capital stock (or securities convertible into or exchangeable, with or without additional consideration, for such capital stock), (v) purchased or otherwise acquired for consideration any outstanding shares of its capital stock, (vi) disposed of a material portion of its assets, properties or business other than in the ordinary course of business, or (vii) authorized or made any distribution to Holding Company's stockholders of any assets of Holding Company, Savings Institution or any other Subsidiary, by way of cash dividends or otherwise.

         (l)      Properties.

                  (i) Real Estate and Mortgages. Schedule 2(l)(i) hereto sets forth a list and summary description of (a) all real property owned by Holding Company or any Subsidiary and all buildings and other structures located on such real property, (b) all leases, subleases or other agreements under which Holding Company or any Subsidiary is the lessor or lessee of any real property, (c) all unexpired options held by Holding Company or any Subsidiary or contractual obligations on its part to purchase or acquire any interest in real property, (d) all unexpired options granted by Holding Company or any Subsidiary or contractual obligations on its part to sell or dispose of any interest in real property, and (e) all mortgages held by Holding Company or any Subsidiary (other than as investment securities), identifying all such mortgages, if any, for which deficiency notices have been issued or that are otherwise not current. Except as disclosed in Schedule 2(l)(i) hereto as of the date hereof such leases, subleases, options and other agreements are in full force and effect and neither Holding Company nor any Subsidiary has received any notice of any material default thereunder.

                  (ii) Investments. The common stock, preferred stock, bonds, and other investments owned by Holding Company or any Subsidiary as of the date hereof are evidenced by appropriate written instruments and certificates (except where in non-certificated form), and to the best knowledge of Holding Company after due inquiry, are valid and genuine in all material respects and enforceable in accordance with their terms against all persons against whom they purport to create an obligation, subject to bankruptcy, receivership, insolvency, reorganization, moratorium, or other similar laws affecting or relating to creditors' rights generally and subject to general principles of equity. All such bonds, stocks, and other investments conform in all material respects to the requirements of applicable laws and regulations. Except as disclosed in Schedule 2(l)(ii) hereto, none of such investments is in default on the payment of principal, interest or other required distributions.

                  (iii) Title to Property; Zoning. Except as disclosed in
         Schedule 2(l)(iii) hereto, Holding Company and each Subsidiary has good and marketable title to all real properties reflected in Section 2(l)(i) and good and marketable title to all other assets and properties shown as owned by it on Holding Company's June 30, 1998 Balance Sheet or acquired since that date (except properties disposed of in the ordinary course of business subsequent to said date), in each case free of all mortgages, liens, security interests, charges and encumbrances of any nature whatsoever, other than liens for Taxes (as defined below) not yet due and payable. All such real property complies in all material respects with all applicable private agreements, zoning requirements, Environmental Laws (defined below), and other governmental laws and regulations relating thereto, and there are no condemnation proceedings pending or, to the best knowledge of Holding Company, threatened with respect to the Real Property.

         (m) Environmental Laws. Except as disclosed in Schedule 2(m) hereto, and to the best knowledge of Holding Company after due inquiry, but without the requirement that Holding Company conduct a Phase I environmental review as part of its due inquiry, Holding Company and each Subsidiary has conducted and is conducting its business in compliance in all material respects with all applicable federal, state, and local laws, regulations and requirements currently in force relating to the protection of the environment ("Environmental Laws"). There is no pending or, to the best knowledge of Holding Company, threatened, civil or criminal litigation, written notice of violation, or administrative proceeding relating to such Environmental Laws involving Holding Company or any Subsidiary. There has not been and there is no condition existing with respect to the release, emission, discharge or presence of hazardous substances in connection with the business of Holding Company or any Subsidiary, which condition could subject Holding Company or any Subsidiary to any proceeding or remediation under such Environmental Laws or could otherwise have a Material Adverse Effect on the assets, properties, business, financial condition or results of operations of Holding Company or any Subsidiary. Holding Company and each Subsidiary has received all approvals, consents, licenses, and permits with respect to environmental matters necessary to carry on its business substantially as currently conducted.

         (n) Proprietary Rights. Schedule 2(n) hereto discloses all the trademarks, trade names and service marks (and all registrations and applications with respect thereto) (collectively the "Proprietary Rights") used in the business of Holding Company or any Subsidiary. Except as otherwise disclosed in such Schedule, either Holding Company or one of the Subsidiaries owns or is duly authorized to use all of such Proprietary Rights. Such Proprietary Rights as used by Holding Company or a Subsidiary in its business do not violate or infringe upon the proprietary rights of any third party, and there is no claim, action, proceeding or investigation pending or, to the best of Holding Company's knowledge, threatened against Holding Company or any of the Subsidiaries with respect to any such Proprietary Rights.

         (o) Agreements. Except as set forth and described on Schedule 2(o) hereto, neither Holding Company nor any Subsidiary is a party to nor is Holding Company or any Subsidiary bound by any oral or written (i) contract for the employment of any officer or employee, or contract with a former officer or employee pursuant to which payments are required to be made at any time following the date hereof, or contract with any labor union or association representing any employee, (ii) stock ownership, profit-sharing, bonus, deferred compensation, stock option, severance pay, pension, retirement or similar plan or agreement, (iii) mortgage, indenture, note or installment obligation the unpaid balance of which exceeds $25,000, or other instrument for or relating to any borrowing of money by Holding Company or any of the Subsidiaries, the unpaid balance of which exceeds $25,000, (iv) guaranty of any obligation for borrowings or otherwise which in the aggregate exceed $25,000,
(v) agreement or arrangement for the sale or lease of any material amount of its assets or part of its business other than in the ordinary course of business or for the grant of preferential rights to purchase or lease any material amount of its assets or part of its business, (vi) agreement or arrangement obligating it to register any of its outstanding shares or other securities with the SEC,
(vii) agreement or arrangement with any officer or director of Holding Company, any Subsidiary, or any other affiliate of Holding Company, or (viii) contract, agreement or other instrument which is material to the assets, properties, business, financial condition or results of operations of Holding Company or any Subsidiary. True and correct copies of each such document described in (i) -
(viii) have been provided to FBOP or Acquisition. All contracts, plans, mortgages, indentures, guaranties and other agreements disclosed in Schedule 2(o) hereto are in full force and effect as of the date hereof, and neither Holding Company nor any Subsidiary or any other party thereto is in default in any material respect as to any provision thereof and no event has occurred which with the passage of time or the taking of any action, or both, would constitute a default under any such contract agreement. No party thereto may terminate any of such agreements by reason of the transactions contemplated by this Agreement (other than change of control provisions in employment agreements).

         (p) Litigation; Claims. Except as disclosed in Schedule 2(p) hereto, there are no actions, suits, claims, investigations or proceedings pending, settled since January 1, 1998, or to the best knowledge of Holding Company, threatened, against or affecting Holding Company or any Subsidiary or its properties or businesses, at law or in equity, or before any governmental or administrative body or agency or before any arbitrator (i) which involve a claim in excess of $50,000, or (ii) which alone or in the aggregate, could materially and adversely affect the assets, properties, business, financial condition or results of operations of Holding Company or any Subsidiary or the ability of Holding Company or any Subsidiary to carry out the transactions contemplated in this Agreement. Holding Company is not aware of any facts that would reasonably afford a basis for any such actions, suits, claims, investigations or proceedings. Except as may be disclosed on such Schedule, there are no unresolved disputes under any contract to which Holding Company or any Subsidiary is a party or by which Holding Company or any Subsidiary is bound involving in the aggregate an amount in excess of $50,000. Neither Holding Company nor any Subsidiary is in default with respect to any order, writ, award, judgment, injunction or decree of any court, governmental or administrative body or agency, or arbitrator applicable to it which could have a Material Adverse Effect on the assets, properties, business, financial condition or results of operations of Holding Company or any Subsidiary.

         (q) Compliance with Laws. Holding Company and each of the Subsidiaries has complied with all laws, regulations, opinions, orders, ordinances, judgments or decrees of all governmental authorities (federal, state, local, foreign or otherwise) applicable to its businesses, including without limitation, the FDIC and OTS, except where the failure to have so complied would not, individually or in the aggregate, have a material adverse effect on the assets, properties, business, financial condition or results of operations of Holding Company or any Subsidiary. Except as disclosed in Schedule 2(q) hereto, neither Holding Company nor any Subsidiary has received any notification of any asserted failure by it to comply with any of such laws.

         (r)      Taxes.

                  (i) Except as disclosed in Schedule 2(r) hereto: (a) all Tax Returns (as defined below) required to be filed with the appropriate taxing authorities have been filed by or on behalf of Holding Company or any Subsidiary and all Taxes (as defined below) shown to be due on such Tax Returns have been paid or provided for in full; (b) there are no liens for Taxes upon the assets of Holding Company or any Subsidiaries except statutory liens for Taxes not yet due; (c) there are no outstanding deficiencies in respect of Taxes asserted or threatened or assessments of Taxes made or threatened, nor any administrative or judicial proceedings pending or threatened concerning Taxes, with respect to Holding Company or any Subsidiary and any deficiencies, assessments or proceedings shown in Holding Company Schedule are being contested in good faith through appropriate proceedings; (d) Holding Company has established on the financial statements described in Section 2(i) of this Agreement reserves and accruals adequate for the payment of all Taxes accruing with respect to or payable by Holding Company and each Subsidiary for all periods reflected therein; (e) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Returns required to be filed with respect to Holding Company or any Subsidiary; and (f) Neither Holding Company nor any Subsidiary has requested any extension of time within which to file any Tax Return, which Tax Return has not been filed.

                  (ii) The appropriate income Tax Returns of Holding Company and each Subsidiary have been examined by (a) the Internal Revenue Service or the statute of limitations has expired for all periods up to and including December 31, 1993, and (b) the taxing authorities of all of the states disclosed in Schedule 2(c) or the statute of limitations has expired for all periods up to and including December 31, 1993, respectively, and there are no outstanding or unresolved proposed adjustments.

                  (iii) Except as disclosed in Schedule 2(r)(iii) hereto, no power of attorney has been granted by Holding Company or any Subsidiary with respect to any matter relating to Taxes which is currently in force.

                  (iv) The consummation of the transactions contemplated by this Agreement will not give rise to any payments by Holding Company or any Subsidiary which payments will not be deductible (in whole or in part) by reason of Section 280G of the Internal Revenue Code (the "Code").

         For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including without limitation, all net income, gross income, premium or privilege, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority (domestic or foreign) upon Holding Company or any Subsidiary and the term "Tax Returns" shall mean all returns, declarations, reports, estimates, and statements, regarding Taxes, required to be filed under United States federal, state, local or any foreign laws.

         (s) Related Party Transactions. Except as disclosed in Schedule 2(s) hereto, and other than transactions exclusively between or among Holding Company and/or any of the Subsidiaries, neither Holding Company nor any Subsidiary has made any loan to any director, officer or other affiliate of Holding Company or a Subsidiary which remains outstanding nor has Holding Company or any Subsidiary entered into any agreement, other than an agreement referred to in subpart (o) hereof, for the purchase or sale of any property or services from or to any director, officer or other affiliate of Holding Company or a Subsidiary.

         (t)      Employee Benefit Plans.

                  (i) Schedule 2(t)(i) hereto sets forth a true and complete list of each employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and each other plan, arrangement and agreement providing employee benefits (collectively the "Plans"), that covers current or former employees of Holding Company or any Subsidiary or affiliate and is presently maintained by Holding Company or any Subsidiary or any affiliate thereof or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with Holding Company would be deemed a "single employer" within the meaning of
         Section 4001 of ERISA. None of the Plans is a "multiemployer plan," as defined in Section 3(37) of ERISA. Holding Company has delivered or made available to FBOP or Acquisition: copies of all such Plans; any related trust agreements, group annuity contracts, insurance policies or other funding agreements or arrangements relating thereto; the most recent determination letter, if any, from the Internal Revenue Service with respect to each of the Plans which is subject to ERISA ("ERISA Plans"); actuarial valuations, if applicable, for the most recent plan year for which such valuations are available; the current summary plan descriptions; and the annual return/report on Form 5500 and summary annual reports for each of the Plans for each of the last three years.

                  (ii) Each of the ERISA Plans is in substantial compliance with all applicable provisions of law, including the Code and ERISA. Neither Holding Company nor any ERISA Affiliate currently maintains or sponsors a defined benefit pension plan as defined in Section 414(j) of the Code and neither Holding Company nor any ERISA Affiliate has ever maintained or sponsored any such plan that could give rise to a liability against Holding Company or any Subsidiary.

                  (iii) The written terms of each of the Plans, and any related trust agreement, group annuity contract, insurance policy or other funding arrangement are in substantial compliance with all applicable laws including ERISA, the Code, and the Age Discrimination in Employment Act, as applicable, and each of such Plans has been administered in substantial compliance with such requirements.

                  (iv) Except with respect to income taxes on benefits paid or provided, no income, excise or other tax or penalty (federal or state) has been waived or excused, has been paid or is owed by any person (including, but not limited to, any Plan, any Plan fiduciary, Holding Company and ERISA Affiliates) with respect to the operations of, or any transactions with respect to, any Plan. No action has been taken, nor has there been any failure to take any action, nor is any action or failure to take action contemplated, that would subject any person or entity to any liability for any tax or penalty in connection with any Plan. No reserve for any taxes or penalties has been established with respect to any Plan, nor has any advice been given to any person with respect to the need to establish such a reserve.

                  (v) There are no (A) actions, suits, arbitrations or claims (other than routine claims for benefits), (B) legal, administrative or other proceedings or governmental investigations or audits, or (C) complaints to or by any governmental entity, which are pending, anticipated or threatened, against the Plans or their assets.

                  (vi) The present value of the future cost to Holding Company and ERISA Affiliates of post-retirement medical benefits that Holding Company or any ERISA Affiliate is obligated to provide, calculated on the basis of actuarial assumptions Holding Company considers reasonable estimates of future experience and which have been provided to Acquisition, does not exceed the amount specified in Schedule 2(t)(vi) hereto.

                  (vii) Neither Holding Company nor any ERISA Affiliate, nor any of the ERISA Plans, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which Holding Company or any ERISA Affiliate, any of the ERISA Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the ERISA Plans or any such trust could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code. Neither Holding Company nor any ERISA Affiliate is, or, as a result of any actions, omissions, occurrences or state of facts existing prior to the Effective Time, may become liable for any tax imposed under Section 4978 of the Code.

         (u) Insurance. All properties of Holding Company and each Subsidiary are covered by valid and currently effective insurance policies issued in favor of Holding Company or a Subsidiary and such insurance policies provide Holding Company and its Subsidiaries with adequate coverage and limits for its operations consistent with past practices. Schedule 2(u) hereto sets forth a true and correct list of all insurance policies covering Holding Company and the Subsidiaries. Holding Company or a Subsidiary is included as an insured party under such policies or has full rights as a loss payee. No notice of cancellation or termination has been received with respect to any such policy. Such policies will not be terminable or cancelable by reason of this Agreement and the consummation of the transactions contemplated hereby.

         (v) Regulatory Filings. Holding Company has made available for inspection by Acquisition all registrations, filings or submissions made by Holding Company or any Subsidiary with any governmental or regulatory body and delivered to Acquisition each and every annual and quarterly report filed with or submitted to any governmental or regulatory body since December 31, 1993. Holding Company and each Subsidiary has filed all reports, statements, documents, registrations, filings or submissions required to be filed by it with any governmental or regulatory body. All such registrations, filings and submissions were in material compliance with applicable law when filed, and no material deficiencies have been asserted by any such governmental or regulatory body with respect to such registrations, filings and submissions that have not been satisfied. Savings Institution duly has filed with appropriate governmental and regulatory authorities, to the extent that filing of the same is required by laws, rules or regulations, all annual and quarterly statements and other statements, documents and reports required to be filed by it. All such statements and filings are correct in all material respects as filed, and there are no material omissions therefrom. All issues raised in such reports have been resolved to the satisfaction of the issuer of such reports.

         (w) Deposits. Schedule 2(w) hereto is a schedule of the aggregate deposit accounts of Savings Institution, prepared as of the date indicated thereon, listing by category and by Branch the amount of such deposits, together with the amount of accrued but unpaid interest thereon (the "Deposits"). All such Deposits are insured to the fullest permissible extent by the Savings Association Insurance Fund ("SAIF") administered by the FDIC. All related insurance premiums due and owing have been paid to the FDIC as of the date hereof. Savings Institution has, and will have at the Effective Time, all rights and full authority to transfer the Deposits pursuant to the Bank Merger without restriction to the extent customary for a SAIF-insured institution.
As of the date hereof, with respect to the Deposits:

                  (i) Subject to items returned without payment in full ("Return Items") and immaterial bookkeeping errors, all interest accrued or accruing on the Deposits has been properly credited thereto, and properly reflected on Savings Institution's books of account and Savings Institution is not in default in the payment of any thereof;

                  (ii) Subject to Return Items and immaterial bookkeeping errors, Savings Institution has timely paid and performed all of its indebtedness, obligations and liabilities relating to the Deposits as and when the same have become due and payable, and the Deposits include none which is in default or exists by virtue of a default by Savings Institution;

                  (iii) Subject to immaterial bookkeeping errors, Savings Institution has administered all of the Deposits in accordance with good and sound financial practices and procedures, and has properly made all appropriate credits and debits thereto, has delivered to its customers on a regular basis, statements adequately and accurately reflecting the amount, date and nature of such credit and debit; in the event a question, complaint or objection by any depositors with respect to any of the Deposits has occurred, Savings Institution has promptly and properly reviewed and responded and taken corrective action, in accordance with good and sound financial practice; and to the best knowledge of Holding Company after due inquiry, Savings Institution is not liable to any depositors for any shortages, or for any errors, acts or omissions by Savings Institution that in the aggregate would exceed $5,000.

         (x)      Loans.

                  (i) All loans of Savings Institution (the "Loans") and loan commitments extended by Savings Institution and any extensions, renewals or continuations of such Loans and loan commitments were made in accordance with customary lending standards of federal savings institutions in the ordinary course of business. The Loans are evidenced by appropriate and sufficient documentation based upon customary and ordinary past practices for federal savings institutions.

                  (ii) All documents and instruments which evidence the Loans are in all material respects legal and enforceable in accordance with the terms thereof, except as may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors generally or by the exercise of judicial discretion, and authorized under applicable federal and state laws and regulations. For purposes of the foregoing sentence, it is agreed and understood that the phrase "enforceable in accordance with the terms thereof" shall not mean that the borrower has the financial ability to pay a loan or that the collateral is sufficient in value to result in payment of the loan secured thereby.

                  (iii) Each security agreement, deed of trust, mortgage or equivalent document securing a Loan creates a valid security interest in the property described therein.

                  (iv) To the best knowledge of Holding Company, after diligent inquiry, the maker or obligor of each Loan has no valid defense to the payment in full of the Loan.

                  (v) Except for participations purchased or sold by the Savings Institution or loans pledged to the Federal Home Loan Bank and fully described at Schedule 2(x) hereto, the note evidencing each Loan and the collateral documents securing each Loan have not been assigned or pledged, the Savings Institution has good and marketable title thereto, and the Savings Institution is the sole owner and holder of each note evidencing a Loan and each collateral document securing such Loan, and except as fully described at Schedule 2(x), each Loan and each collateral document securing a Loan is free and clear of any and all prior liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature.

         (y) Reserves. The loan loss reserves of Savings Institution, as set forth on the June 30, 1998 financial statements have been computed in accordance with generally accepted methods and principles consistently applied and, in all cases, have been properly computed in all material respects and in management's opinion are adequate under applicable requirements of law and generally accepted accounting standards to provide for possible losses on Loans outstanding.

         (z) Agreements with Regulatory Agencies. Except as set forth in
Schedule 2(z) hereto, neither Holding Company nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding (each a "Regulatory Agreement"), with any regulatory agency or other government entity that restricts in any respect the conduct of its business or that relates to its capital adequacy, its credit policies or its management, nor has Holding Company or any of its Subsidiaries been notified by any regulatory agency or other governmental entity that it is considering issuing or requesting any Regulatory Agreement. Except as set forth in Schedule 2(z) hereto, no regulatory agency has initiated any investigation or proceeding into the business or operations of Holding Company or any of its Subsidiaries.

         (aa) Information for Regulatory Approvals. The information furnished or to be furnished by Holding Company or Savings Institution in any regulatory application filed by Holding Company, Savings Institution, FBOP or Acquisition in connection with the Transaction, will be true and complete in all material respects as of the date so furnished.

         (ab) Governmental Notices. Neither Holding Company nor Savings Institution has received notice from any federal, state, or other governmental agency indicating that such agency would oppose or not grant or issue its consent or approval, if requested, with respect to the Transaction. To the best knowledge of Holding Company, there are no facts that could reasonably be expected to have an adverse effect on the ability of Holding Company or Savings

Institution to obtain all requisite regulatory consents or to perform their respective obligations under this Agreement and in connection with the Transaction.

         (ac) SEC Filings. None of the information contained in the proxy statement to be mailed to the stockholders of Holding Company in connection with the Merger or in any amendments thereof or supplements thereto (the "Proxy Statement") will, at the time of (i) the first mailing thereof, and (ii) the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (ad) Finders and Investment Bankers. Neither Holding Company nor any Subsidiary has retained any broker, finder or other agent or incurred any liability for any brokerage fees, commissions or finders' fees with respect to the Transaction except for Holding Company's retention of ABN AMRO Chicago Corporation (n/k/a ABN AMRO Incorporated) pursuant to the terms of its agreement dated February 5, 1998, as extended through September 30, 1998.

         (ae) Third Party Discussions. Other than pursuant to this Agreement, Holding Company is not currently negotiating or discussing with any third party a possible sale or merger of Holding Company or any Subsidiary or a substantial portion of any of their assets or business.

         (af) Disclosure. No representation or warranty of Holding Company and no statement or information relating to Holding Company or any Subsidiary or their respective businesses or properties contained in (i) this Agreement (including the Schedules hereto), or (ii) in any certificate furnished or to be furnished to FBOP or Acquisition pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made herein or therein, in light of the circumstances in which they were made, not misleading.

         (ag) Year 2000. Holding Company, Savings Institution and the other Subsidiaries have developed and are actively executing a plan and implementation strategy that adequately addresses the calendar year 2000 so that none of such parties will experience invalid or incorrect results or abnormal software or hardware operation related to calendar year 2000. Such plan includes the creation of software systems which include calendar year 2000 date conversion and compatibility capabilities, including, but not limited to, date data century recognition, same century and multiple century formula and date value calculations, and user interface data values that reflect the appropriate year. A copy of such plan has been provided to FBOP. Holding Company, Savings Institution and the other Subsidiaries are proceeding in accordance with the implementation schedule under such plan.

         (ah) Bonuses; Accrued Vacation. Bonuses paid or payable by the Holding Company, Savings Institution and the other Subsidiaries during or for the fiscal year ended December 31,

1998 shall not exceed $550,000 in the aggregate, and liabilities for accrued vacation, if any, for employees of any of Holding Company, Savings Institution and any other Subsidiary shall not, at December 31, 1998, exceed $125,000 in the aggregate. No bonuses shall be paid by Holding Company, Savings Institution or any Subsidiary prior to January 1, 1999.

         (ai) Change in Control Payments. The following sets forth a list of all payments due to officers and employees of Holding Company, Savings Institution or any Subsidiary under any employment, severance or other agreement as a result of the Transaction:

               Name                                       Amount
               ----                                       ------

         Thaddeus Walczak                               $1,366,578
         Carole Lewis                                      782,096
         John Garlanger                                    417,732
         Darryl Erlandson                                  242,428
         Susan Linkus                                       66,977
         Lorraine Straka                                    89,345
         Jean Adams                                         36,831
         Deborah Cattoni                                    63,702



                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF ACQUISITION AND FBOP

         FBOP and Acquisition each represent and warrant to Holding Company as follows:

         (a) Organization of Acquisition and FBOP. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Acquisition is a wholly-owned subsidiary of FBOP. FBOP is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois.

         (b) Authorization. The Boards of Directors of FBOP and Acquisition have adopted resolutions approving the Agreement and the Transaction and have authorized the execution and delivery of this Agreement. Acquisition and FBOP have full power and authority to enter into this Agreement and, subject to obtaining all required regulatory approvals, to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquisition and FBOP and constitutes the valid and legally binding obligation of Acquisition and FBOP, enforceable against them in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors rights generally and subject to general principles of equity.

         (c) Consents and Approvals. Except for consents and approvals of the Applicable Governmental Authorities, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Acquisition and FBOP of the transactions contemplated by this Agreement.

         (d) Defaults and Conflicts. Subject to the receipt of all consents and approvals contemplated by this Agreement, the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the fulfillment of and compliance with the terms and provisions hereof will not (i) violate any judicial or administrative order, writ, award, judgment, injunction or decree involving Acquisition or FBOP or (ii) conflict with any of the terms, conditions or provisions of the charter or bylaws of Acquisition or FBOP. No consent of any third party to any indenture or any material agreement or other material instrument to which Acquisition or FBOP is a party is required in connection with the Transaction.

         (e) SEC Filings. None of the information supplied or to be supplied by Acquisition or FBOP in writing expressly for inclusion in the Proxy Statement will, at the time of (i) the first mailing thereof and (ii) the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (f) Funds Available. Acquisition and FBOP have or will have available to them sufficient funds to perform all of their obligations pursuant to the Merger.

         (g) Finders and Investment Bankers. FBOP and Acquisition will be responsible for any of their respective brokerage fees, commissions or finders' fees with respect to the Transaction.

         (h) Governmental Notices. Neither FBOP nor Acquisition has received any notice from any federal, state, or other governmental agency indicating that such agency would oppose or not grant or issue its consent or approval, if requested, with respect to the Transaction. To the best knowledge of Acquisition and FBOP, there are no facts that could reasonably be expected to have an adverse effect on the ability of Acquisition or FBOP to obtain all requisite regulatory consents or to perform their respective obligations under this Agreement.

         (i) Articles; Bylaws. FBOP will deliver to Holding Company true and complete copies of its Articles of Incorporation and Bylaws as in effect as of the date hereof.

         (j) Access to Certain Information. For a period of 14 days from the date hereof, FBOP shall make available to Holding Company (i) FBOP's consolidated financial statements and RSB's financial statements for the year ended December 31, 1997 and the quarters ended

March 31, 1998 and June 30, 1998, (ii) the CRA Statements and filings for FBOP and its subsidiary financial institutions, including RSB, (iii) FBOP=s and RSB=s year 2000 compliance plan, and (iv) to the extent permitted by applicable laws and regulations, the most recent regulatory examination reports for RSB and FBOP.

                                   ARTICLE IV

                              RIGHT TO INVESTIGATE

         Holding Company shall afford (during regular business hours) to the officers and authorized representatives of Acquisition and FBOP free and full access to the offices, properties, books, contracts, commitments and records of Holding Company in order that FBOP and Acquisition may have full opportunity to make such investigations as they shall desire of the affairs of Holding Company, Savings Institution and the other Subsidiaries. The officers of Holding Company shall furnish Acquisition and FBOP with such additional financial and operating data and other information as to the assets, properties and business of Holding Company, Savings Institution and the other Subsidiaries as Acquisition or FBOP shall from time to time reasonably request; provided that such requested data and information may be presented in the format maintained by Holding Company in the normal course of its business. Holding Company, Savings Institution and the Subsidiaries shall consent to the review by the officers and authorized representatives of Acquisition or FBOP of the reports and working papers of Holding Company's independent auditors (upon reasonable advance notice) and to discussions by the officers and authorized representatives of Acquisition or FBOP with parties with which Holding Company, Savings Institution and the other Subsidiaries have business relationships.

                                    ARTICLE V

                          COVENANTS OF HOLDING COMPANY

         (a) Operation in Ordinary Course. From the date hereof to the Effective Time, each of Holding Company, Savings Institution and the other Subsidiaries shall: (a) not engage in any transaction except in the ordinary course of business and shall conduct its business consistent with past practices; (b) maintain the Branches in a condition substantially the same as on the date of this Agreement, reasonable wear and use excepted; (c) maintain its books of accounts and records in the usual, regular and ordinary manner; and (d) duly maintain compliance in all material respects with all laws, regulatory requirements and agreements to which it is subject or by which it is bound. Without limiting the generality of the foregoing, prior to the Effective Time, Holding Company, Savings Institution and other Subsidiaries shall not, without the prior written consent of FBOP or Acquisition:

                  (1) fail to maintain its tangible property and assets in their present state of repair, order and condition, reasonable wear and tear and damage by fire or other casualty excepted;

                  (2) fail to maintain its books, accounts and records in accordance with generally accepted accounting principles consistently applied;

                  (3) fail to comply in all material respects with all applicable laws and regulations;

                  (4) make, renew or modify the terms (including, but not limited to, any release or substitution of collateral, change of the interest rate, or release or substitution of any guarantor) of any loan, letter of credit or other extension of credit, or commitment to make a loan, in excess of $500,000, provided, however, that loans that are secured by secondary market qualified mortgages on single-family dwellings shall be permitted under this subsection;

                  (5) except for the terminations of benefit agreements listed on Schedule 5(a)(5) hereto, enter into, adopt, amend or terminate any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee;

                  (6) authorize or enter into any employee contract or employment agreement, grant any pay raise or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by an existing plan or arrangement or authorize or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; provided however, that pay raises to employees pursuant to regularly scheduled reviews in the ordinary course of business not to exceed 5% of any such employee's current salary shall not be prohibited hereunder; and provided further that the bonuses set forth on Schedule 5(a)(6) hereto may be paid after January 1, 1999 to the persons indicated on such Schedule and that nothing contained in this subparagraph (6) shall restrict the hiring of non-officer, clerical or teller employees whose compensation does not exceed $20,000 per year.

                  (7) authorize or enter into or amend, modify or supplement any material contract;

                  (8) authorize or enter into any contract or commitment (excluding all loans and loan commitments) which provides for the receipt or payment of amounts, in the aggregate, in excess of $25,000;

                  (9) sell, transfer, convey, assign or otherwise dispose of any of its assets or properties, or authorize any of the foregoing, or sell loans in bulk other than up to $1,000,000 per month of residential mortgage loans sold in the ordinary course of business pursuant to existing and on-going commitments;

                  (10) authorize or make any expenditures for assets in excess of $25,000 for any item or series of similar items, or lease or encumber any assets outside the ordinary course of business;

                  (11) authorize or make any amendment to its charter or bylaws;

                  (12) fail to keep in force all insurance policies presently in effect, including insurance of deposit accounts with the FDIC;

                  (13) do any act which, or omit to do any act the omission of which, will cause a breach of any contract, commitment or obligation;

                  (14) make any borrowing, incur any debt (other than (i) deposits in the ordinary course of business and consistent with past practice and (ii) overnight borrowings from the Federal Home Loan Bank consistent with past practices), or assume, guarantee, endorse (except for the negotiation or collection of negotiable instruments in the ordinary course of business and consistent with past practice) or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other person, or make any payment or repayment in respect of any indebtedness (other than deposits and accrued expenses in the ordinary course of business and consistent with past practice);

                  (15) fail to maintain deposit rates substantially in accord with the average of the prevailing rates of competing financial institutions, provided that in no event will Savings Institution accept any deposits for which the interest rate payable thereon exceeds by more than .50 percent the average interest rate being paid on similar deposits by savings banks and savings and loan associations in the local Chicago area market, based upon periodic surveys to be conducted by Holding Company in good faith;

                  (16) waive, release or cancel any claims in excess of $25,000 against third parties or debts in excess of $25,000 owing to it, or any rights which have any value in excess of $25,000; provided, however, that the release of the property to a municipality described on Schedule 5(a)(16) shall be permitted;

                  (17) make any changes in its accounting systems, policies, principles or practices;

                  (18) enter into, authorize, or permit any transaction, except as now existing and disclosed to Acquisition or FBOP, with any affiliate of Holding Company or any Subsidiary;

                  (19) make any capital contribution to any person or purchase or invest in any securities issued by any person other than securities which are issued or guaranteed by the United States government or an agency thereof having a maturity of more than twelve (12) months from the date of purchase;

                  (20)  sell any investment securities;

                  (21) enter into, amend or renew any data processing service contract;

                  (22) change or amend its schedules and policies relating to service charges or service fees;

                  (23) enter into loan transactions except those in accordance with sound credit practices and only on terms and conditions which are not materially more favorable than those available to the borrower from competitive sources in transactions in the ordinary course of business;

                  (24) fail to use its best efforts to (i) preserve the present business organizations intact, (ii) keep available the services of its present officers and employees or (iii) preserve its present relationships with persons having business dealings with it;

                  (25) fail to maintain, consistent with its past practices, a reserve for possible loan and lease losses which is adequate under the requirements of generally accepted accounting principles to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including, without limitation, accrued interest receivable);

                  (26) make any change in any lease of real property;

                  (27) fail to file in a timely manner all required filings with all proper regulatory authorities and fail to cause such filings to be true and correct in all material respects;

                  (28) foreclose upon or take deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property; or foreclose upon such commercial real estate if such environmental assessment indicates the presence of hazardous material in amounts that, if such foreclosure were to occur, would be reasonably likely to result in a material adverse effect on Savings Institution;

                  (29) amend or modify any of its promotional, deposit account or account loan practices, other than amendments or modifications in the ordinary course of business;

                  (30) (i) make any change in its authorized capital stock, (ii) issue any stock options, or issue any warrants, or other rights calling for the issue, transfer, sale or delivery of its capital stock or other securities, (iii) pay any stock dividend or make any reclassification in respect of its outstanding shares of capital stock, (iv) except for the issuance of Common Stock upon exercise of any Options, issue, sell, exchange or deliver any shares of its capital stock (or securities convertible into or exchangeable, with or without additional consideration, for such capital stock), (v) purchase or otherwise acquire for consideration any outstanding shares of its capital stock, or (vi) declare, pay or set apart in respect of its capital stock any dividends or other distributions or payments; or

                  (31) fail to sell any 15-year or 30-year fixed rate residential mortgage loans in the secondary market that are made by the Savings Institution after the date hereof; provided, however, the foregoing shall not apply to (i) mortgage loans under the First Time Home Buyers program set forth on Schedule 5(a)(31), and (ii) certain mortgage loans in preliminary processing as of the date hereof, not to exceed approximately $17,400,000 in the aggregate, likewise set forth on Schedule 5(a)(31); and further provided that FBOP shall respond promptly to requests for other consents under this sub-paragraph.

                  For purposes of this Article V(a), FBOP and Acquisition shall be deemed to have consented to any action described in (1) - (31) above if the chief financial officer of FBOP shall have received a written request for consent to any action described in (1)-(31) above, which request describes in sufficient detail the proposed action, and FBOP shall have failed to respond to such request within three (3) business days of FBOP's receipt of such request.

         (b) Exclusivity. Except as may be required by any regulatory authority, or except to the extent required by fiduciary obligations under applicable law in reliance upon the written opinion of outside counsel, neither Holding Company, Savings Institution, nor any other Subsidiary or any of their respective directors, officers, employees, representatives, agents or Affiliates (as defined below) shall, directly or indirectly, solicit, initiate, encourage or respond favorably to inquiries or proposals from, or provide any confidential information or access to Savings Institution's or Holding Company's premises to, or participate in any discussions or negotiations with, any person (other than Acquisition and FBOP and their directors, officers, employees, representatives and agents) concerning (i) any merger, sale of assets not in the ordinary course of business, acquisition, business combination, change of control or other similar transaction involving Holding Company or Savings Institution, or (ii) any purchase or other acquisition by any person of any shares of capital stock of Holding Company or Savings Institution, or (iii) any issuance by Holding Company or Savings Institution of any shares of its capital stock. Holding Company will promptly advise FBOP or Acquisition of, and communicate to FBOP or Acquisition the terms and conditions of (and the identity of the person making), any such inquiry or proposal received, and will promptly furnish FBOP or Acquisition with copies of any documents received and summaries of any other communications with respect thereto. Holding Company will cease any such existing activities, discussions or negotiations with any person conducted heretofore with respect to any of the foregoing.

         As used in this Agreement, the term "Affiliate" shall mean, with respect to any specified person, (1) any other person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified person, (2) any other person which is a director, officer or partner or is, directly or indirectly, the beneficial owner of 5 percent or more of any class of equity securities, of the specified person or a person described in clause (1) of this paragraph, (3) another person of which the specified person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 5 percent or more of any class of equity securities, (4) another person in which the specified person has a substantial beneficial interest or as to which the specified person serves as trustee or in a similar capacity, or (5) any relative or spouse of the specified person or any of the foregoing persons, any relative of such spouse or any spouse of any such relative.

         (c) Stockholder Meeting. Holding Company shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders to be held as soon as is practicable for the purpose of voting upon the approval of the Merger and this Agreement. Holding Company will, through its Board of Directors, use its best efforts to obtain stockholder approval and will recommend to its stockholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its stockholders in connection with this Agreement. As soon as practicable, Holding Company shall prepare and cause to be filed with the SEC the related proxy material and shall use its best efforts to obtain clearance by the SEC for the mailing of such material to Holding Company stockholders. FBOP or Acquisition shall have the right to review the proxy material prior to filing with the SEC.

         (d) Consents. Holding Company shall, and shall cause the Savings Institution to, as soon as practicable, prepare or cause to be prepared and make all filings required to be made by either of them, if any, with Applicable Governmental Authorities and shall use its best efforts to obtain all consents, waivers, approvals, authorizations, rulings or orders from all governmental or regulatory bodies or other entities and furnish true, correct and complete copies of each thereof to FBOP or Acquisition.

         (e) Reports. Promptly after filing with the applicable authorities, Holding Company shall provide to FBOP or Acquisition copies of: (i) all reports filed with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, which shall conform to the requirements for SEC Reports specified in Article II(i) above; and (ii) its Regulatory Reports, which shall conform to the requirements for Regulatory Reports specified in Article II(j) and (v) above.

         (f) Notice. Holding Company shall give prompt notice to FBOP or Acquisition of (i) any notice of, or other communication relating to, a default or event which with notice or lapse of time or both would become a default, received by Holding Company or any Subsidiary subsequent to the date of this Agreement and prior to the Effective Time, under its charter or bylaws or any indenture, or material instrument or agreement, to which Holding Company or any Subsidiary is a party, by which it or any of its properties is bound or to which it or any of its properties is subject, (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated hereby and (iii) any matter which, if it had occurred prior to the date hereof, would have been required to be included on the Schedules hereto.

         (g) Regulatory Matters. Holding Company shall, from the date hereof through the Effective Time, keep FBOP and Acquisition advised with respect to any and all regulatory matters or proceedings affecting Holding Company or Savings Institution and shall promptly forward to FBOP or Acquisition copies of all correspondence, notices, orders, memoranda or other written material received from any regulatory agency (to the extent permitted by law) and shall provide FBOP and Acquisition full access to its regulatory files to the extent permitted by law.

         (h) Schedules. Within 14 days of the date hereof, Holding Company will deliver to FBOP each of the Schedules to this Agreement, which Schedules will be attached hereto and made a part hereof, and which Schedules will be in form and substance acceptable to FBOP in its sole discretion, pursuant to such format and presentation as Holding Company and FBOP shall mutually agree.

         (i) Supplemental Information; Disclosure Supplements. From time to time prior to the Effective Time, Holding Company will promptly disclose in writing to FBOP and Acquisition any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed or which would render inaccurate any of the representations, warranties or statements set forth in this Agreement. From time to time prior to the Effective Time, Holding Company will promptly supplement or amend the Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedule or which is necessary to correct any information in such Schedule that has been rendered inaccurate thereby.

         (j) Cooperation. Holding Company and its Subsidiaries shall execute such documents and other papers, provide such information, and take such further actions as may be reasonably requested by FBOP or Acquisition to carry out the provisions hereof and to consummate the Transaction.

         (k) Conditions Precedent. Holding Company and the Subsidiaries shall use their commercially reasonable best efforts to cause all of the conditions precedent to the consummation of the Transaction applicable to them to be met.

         (l) Best Efforts. Holding Company and the Subsidiaries shall use their commercially reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable to consummate the Merger on a prompt basis.

                                   ARTICLE VI

                        COVENANTS OF ACQUISITION AND FBOP

         (a) Consents. Acquisition and FBOP shall, as soon as practicable, prepare and make all necessary filings with all Applicable Governmental Authorities and shall use their best efforts to obtain all consents, waivers, approvals, authorizations, rulings or orders from all governmental or regulatory bodies or other entities and furnish true, correct and complete copies of each to Holding Company.

         (b) Cooperation. Acquisition and FBOP shall execute such documents and other papers, provide such information, and take such further actions as may be reasonably requested by Holding Company to carry out the provisions hereof and to consummate the transactions contemplated hereby.

         (c) Conditions Precedent. Acquisition and FBOP shall use their commercially reasonable best efforts to cause all of the conditions precedent to the consummation of the Transaction applicable to each to be met.

         (d) Best Efforts. Acquisition and FBOP will use their commercially reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable to consummate the Merger on a prompt basis.

         (e) Prompt Review. In connection with the prior written approval of FBOP or Acquisition required under Article V(a) above, Acquisition and FBOP will use their reasonable best efforts to review promptly all proposals and requests submitted to them in writing and to inform Holding Company of their decision in a timely manner.

                                   ARTICLE VII

              CONDITIONS TO THE OBLIGATIONS OF ACQUISITION AND FBOP

         The obligations of Acquisition and FBOP under this Agreement to cause this Agreement to become effective and have the transactions contemplated hereby be consummated are, at their option, subject to the conditions that:

         (a) Validity of Representation and Warranties. The representations and warranties of Holding Company herein contained shall be true and correct when made and, in addition, shall be true and correct on and at the Effective Time with the same force and effect as though made on and at the Effective Time.

         (b) Consents. All required consents, waivers, approvals, authorizations or orders in connection with the Transaction shall have been obtained by Holding Company and copies of the same shall have been delivered to Acquisition and FBOP.

         (c) Compliance with Covenants; Schedules. Holding Company shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed and complied with by it at or prior to the Effective Time. The Schedules and information disclosed to FBOP pursuant to Articles V(h) and V(i) hereof shall be in form and substance acceptable to FBOP in its sole discretion and shall not, in the case of Schedules provided pursuant to Article V(i), be materially different from the Schedules provided to FBOP pursuant to
Article V(h).

         (d) Opinion of Counsel. Acquisition shall have received the opinion of Kemp & Grzelakowski, Ltd., counsel for Holding Company, specified in Article X(b)(ii).

         (e) Approval of Holding Company Stockholders. This Agreement shall have been approved and adopted at a duly called meeting of the stockholders of Holding Company Common Stock by at least a majority of the issued and outstanding shares of Holding Company Common Stock entitled to vote thereon.

         (f) Dissenting Holding Company Shares. The holders of not more than 10% of the issued and outstanding shares of Holding Company Common Stock at the Effective Time shall have delivered written notice of intent to demand payment of the fair value of their shares of Holding Company Common Stock pursuant to
Section 262 of the DGCL.

         (g) Resignations. The directors of Holding Company, Savings Institution and the Subsidiaries shall have tendered their resignations in writing, effective on the Effective Time.

         (h) Employment Matters. FBOP and Acquisition shall have received from Holding Company an amendment to the employment/severance agreement of Thaddeus Walczak which will provide for deferral of any amounts payable in excess of $1,000,000 for a period of up to 3 months following the Closing, with interest to be paid on any such deferred amounts at the rate of 8% per annum.

         (i) Adverse Changes. From March 31, 1998 to the Effective Time, there shall not have been any Material Adverse Change in the business, operations, results of operations, assets, liabilities, investments, properties, condition (financial or otherwise), affairs, prospects or other attributes of Holding Company or Savings Institution, taken as a whole, but not including Material Adverse Changes which result solely from FBOP=s unreasonable failure to consent under Article V(a).

         (j) Effective Time. The Effective Time shall be no later than 5:00 P.M. Central Time on April 30, 1999.

         (k) Stock Option Plans and Incentive Plans; Options. Acquisition shall have received evidence satisfactory to it that, upon payment of the Cash Consideration Per Option, each Option shall have been canceled, and any other options or warrants for Common Stock and all related plans have been cancelled.

         (l) Transition Agreement. FBOP shall have entered into mutually acceptable agreements with Thaddeus Walczak and Carole Lewis, which agreements will provide that for a period of up to two (2) years following the Closing, each will assist FBOP in agreed upon areas of the business, and which will provide for such compensation and/or reimbursement of approved expenses incurred by them, together with such other terms and conditions, as are mutually acceptable to all parties.

                                  ARTICLE VIII

                CONDITIONS TO THE OBLIGATIONS OF HOLDING COMPANY

         The obligations of Holding Company under this Agreement to cause this Agreement to become effective and have the transactions contemplated hereby be consummated are, at its option, subject to the conditions that:

         (a) Validity of Representations and Warranties. The representations and warranties of Acquisition and FBOP herein contained shall have been true and correct when made and, in addition, shall be true and correct on and at the Effective Time with the same force and effect as though made on and at the Effective Time.

         (b) Consents. All consents, waivers, approvals, authorizations or orders required to be obtained by Acquisition and FBOP shall have been obtained and copies of the same shall have been delivered to Holding Company.

         (c) Compliance with Covenants. Acquisition and FBOP shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by them at or prior to the Effective Time.

         (d) Opinion of Counsel. Holding Company shall have received the opinion of Lord, Bissell & Brook, counsel for Acquisition, specified in Article X(c)(ii).

         (e) Fairness Opinion. Holding Company shall have received an opinion from ABN AMRO Incorporated dated as of the date of this Agreement to the effect that, in its opinion, the consideration to be paid to the shareholders of Holding Company hereunder is fair to such shareholders from a financial point of view.

         (f) Effective Time. The Effective Time shall be no later than 5:00 P.M. Central Time on April 30, 1999.

         (g) Funds to Paying Agent. FBOP or Acquisition shall have made available to the Paying Agent the funds as described at Article I(l) hereof.

                                   ARTICLE IX

         CONDITIONS APPLICABLE TO ACQUISITION, FBOP AND HOLDING COMPANY

         The obligations of Acquisition, FBOP and Holding Company under this Agreement to cause this Agreement to become effective and have the transactions contemplated hereby be consummated are subject to the following terms and conditions:

         (a) Governmental Approvals. To the extent required by applicable law or regulation, the OTS, the Federal Reserve Board, the FDIC and/or such other state or federal agencies whose approval of the Transaction and the other transactions contemplated by this Agreement is so required, shall have approved or authorized the Transaction and all of the transactions contemplated by this Agreement in form and under terms acceptable to FBOP and Acquisition in their sole discretion. All other statutory or regulatory requirements for the valid consummation of the Transaction shall have been satisfied and all other required governmental consents and approvals shall have been obtained.

         (b) Injunction. The consummation of the Merger shall not have been restrained, enjoined or prohibited by any court or governmental authority of competent jurisdiction. No material litigation or administrative proceeding shall be pending or threatened as of the Effective Time seeking to restrain, enjoin or prohibit the consummation of this Agreement, the Merger or the Transaction.

                                    ARTICLE X

                          CLOSING AND CLOSING DOCUMENTS

         (a) Closing. The closing ("Closing") under this Agreement shall be held at the offices of Lord, Bissell & Brook in Chicago, Illinois, as promptly as practicable after the fulfillment or waiver of all the terms and conditions contained in Articles VII, VIII, IX and X of this Agreement, or at such other place and time as shall be mutually agreeable to the parties. The required number of fully executed and verified copies of the Certificate of Merger shall be filed immediately after the Closing with the Secretary of State of Delaware.

         (b) Holding Company Closing Documents. At the Closing, Holding Company shall deliver, or cause to be delivered, to FBOP and Acquisition:

                  (i) A certificate of Holding Company, signed by its President, which shall confirm the compliance by Holding Company with its covenants and agreements contained in this Agreement and the accuracy of the representations and warranties made by Holding Company in this Agreement at and as of the Effective Time as if made at such time and as contemplated by this Agreement.

                  (ii) The opinion of Kemp & Grzelakowski, Ltd., counsel for Holding Company, dated the Effective Time, and in form and substance satisfactory to FBOP and Acquisition.

                  (iii) A certificate of Holding Company's inspector of elections as to the vote taken at the meeting of the holders of shares of Holding Company Common Stock with respect to this Agreement and as to the holders of shares of Holding Company Common Stock that shall have demanded payment of the fair value of their shares of Holding Company Common Stock pursuant to the DGCL.

                  (iv) Written resignations, effective the Effective Time, of all of the directors of Holding Company and the Subsidiaries.

                  (v) Certificate of Incorporation and Certificate of Good Standing of Holding Company each certified by the Secretary of State of Delaware within ten (10) days prior to the Closing.

         (c) Acquisition Closing Documents. At the Closing, Acquisition shall deliver, or cause to be delivered, to Holding Company:

                  (i) A Certificate of Acquisition, signed by its President or Vice President, which shall confirm the compliance by Acquisition with its covenants and agreements contained in this Agreement and the accuracy of the representations and warranties made by it in this Agreement at and as of the Effective Time as if made at such time and as contemplated by this Agreement.

                  (ii) The opinion of Lord, Bissell & Brook, counsel for Acquisition, dated the Effective Time, and in form and substance satisfactory to Holding Company.

                                   ARTICLE XI

                         TERMINATION AND TERMINATION FEE

         (a) Termination. This Agreement and the Transaction may be terminated at any time prior to the filing of the Certificate of Merger with the Secretary of State of Delaware, whether before or after action by the stockholders of Holding Company as contemplated by

Article V(k) of this Agreement and without further approval by the outstanding stockholders of Holding Company (i) by mutual written consent of the Boards of Directors of Acquisition and Holding Company, (ii) by action of the Board of Directors of Acquisition in the event of a failure of a condition set forth in
Article VII of this Agreement as of the time such condition is required hereunder to be fulfilled, (iii) by action of the Board of Directors of Holding Company in the event of failure of a condition set forth in Article VIII of this Agreement as of the time such condition is required hereunder to be fulfilled, or (iv) by action of the Board of Directors of either Acquisition or Holding Company in the event of a failure of a condition set forth in Article IX of this Agreement as of the time such condition is required hereunder to be fulfilled.

         (b) Termination Fee. If Holding Company and Acquisition fail to consummate the Merger and (i) Holding Company or Savings Institution enters into a letter of intent, commitment letter or other written agreement with a third party regarding a merger, consolidation, sale of assets or other similar transaction involving Holding Company or Savings Institution within twelve (12) months following the termination of the Merger, and (ii) Holding Company shall not have terminated this Agreement by reason of paragraphs (a)(i)(iii) or
(a)(i)(iv) above, and (iii) Acquisition shall not have terminated this Agreement by reason of paragraph (a)(i)(i) above, Holding Company shall, upon execution of any such letter or agreement, promptly pay Eleven Million Dollars ($11,000,000) to FBOP, and Holding Company shall have no further liability or obligation to FBOP or Acquisition with respect to this Agreement.

         (c) Survival of Rights. Except as otherwise provided in paragraph (b) above, nothing in this Article XI or in this Agreement shall be construed as limiting the rights of any party in the event of a breach by any party of this Agreement.

                                   ARTICLE XII

              SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

         Except for the agreements set forth in Articles I, II(ad), V(j), VII(g), VII(h), XI, XII, XIII(a), XIII(f) and XIII(g), no representations, warranties or agreements shall survive beyond the Effective Time.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         (a) Payment of Expenses. Whether or not the Merger shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and incident to the consummation of the Merger and the Transaction.

         (b) Entire Agreement. This Agreement (together with the Schedules and Exhibits hereto and the documents referred to herein) contains, and is intended as, a complete statement of all of the terms of the arrangements between the parties with respect to the matters provided for herein, and supersedes any previous agreements and understandings between the parties with respect to those matters.

         (c) Modifications, Amendments and Waivers. At any time prior to the Effective Time, the parties hereto may, by written agreement, (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto, (c) waive compliance with any of the covenants or agreements contained in this Agreement, or (d) make any other modification of this Agreement approved by the respective Boards of Directors of the parties hereto. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         (d) Assignment; Governing Law. Except as provided in Article I(a) hereto, this Agreement shall not be assignable by any of the parties hereto and shall be construed in accordance with the laws of the State of Illinois.

         (e) Schedules. All information set forth in the Schedules hereto shall be deemed a representation and warranty of Holding Company as to the accuracy and completeness of such information.

         (f) Press Releases. Except as may otherwise be required by law, no publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made prior to the Effective Time without advance approval thereof by Holding Company and FBOP. Holding Company and FBOP will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement, the Transaction or any of the transactions contemplated hereby or thereby.

         (g) Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, overnight express service or confirmed facsimile transmission as follows:

                  If to Holding Company:        Calumet Bancorp, Inc.
                                                1350 E. Sibley Blvd.
                                                Dolton, Illinois 60419

                                                Attn:  Thaddeus Walczak

                  With a copy to:               Kemp & Grzelakowsi, Ltd.
                                                1900 Spring Road
                                                Suite 500
                                                Oak Brook, Illinois 60521-1495

                                                Attn:  James J. Kemp


                  If to FBOP or Acquisition:    FBOP Corporation
                                                11 West Madison Street
                                                Oak Park, IL  60302

                                                Attn:  President

                  With a copy to:               Lord, Bissell & Brook
                                                115 S. LaSalle Street
                                                Chicago, IL  60603

                                                Attn:  Edward C. Fitzpatrick


         (h) Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees from the other party, which fees shall be in addition to any other relief which may be awarded.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above written.


                                 CALUMET BANCORP, INC.
Attest:


                                 By:  /s/ Thaddeus Walczak
----------------------------        -------------------------------------------
                                 Name:   Thaddeus Walczak
                                 Title:  Chairman and Chief Executive Officer



                                 FBOP ACQUISITION COMPANY
Attest:


/s/ Edward C. Fitzpatrick        By:  /s/
----------------------------        -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title: Vice President
                                       ----------------------------------------


                                 FBOP CORPORATION
Attest:


/s/ Edward C. Fitzpatrick        By:  /s/ Michael E. Kelly
----------------------------        -------------------------------------------
                                 Name: Michael E. Kelly
                                      -----------------------------------------
                                 Title: Chairman
                                       ----------------------------------------

                                  EXHIBIT A

                              IRREVOCABLE PROXY

     This IRREVOCABLE PROXY ("Proxy") is dated as of September 9, 1998 by and among FBOP Corporation, an Illinois corporation ("Buyer"), FBOP Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of Buyer ("Acquisition") and each of the stockholders of Calumet Bancorp, Inc. named on the signature page(s) hereto (individually, the "Stockholder" and collectively the "Stockholders").

     WHEREAS, each of the Stockholders owns the number of shares of common stock, par value $0.01 per share ("Common Stock"), of Calumet Bancorp, Inc. (the "Holding Company") set forth opposite such Stockholder's name on Schedule A hereto;

     WHEREAS, concurrently herewith, the Holding Company, Buyer and Acquisition have entered into a Merger Agreement, dated the date hereof (the "Merger Agreement"), pursuant to which and subject to the terms and conditions thereof (i) Acquisition shall be merged (the "Merger") with and into the Holding Company with the Holding Company as the surviving corporation (the "Surviving Corporation"), (ii) each share of Common Stock shall be converted into the right to receive the Per Share Merger Consideration (as defined in the Merger Agreement), and (iii) each share of common stock, par value $1.00 per share, of Acquisition shall be converted into and become one share of common stock, par value $0.01 per share, of the Surviving Corporation;

     WHEREAS, the consummation of the Merger is subject to the approval by holders of a majority of all outstanding shares of Common Stock entitled to vote thereon;

     WHEREAS, the Board of Directors of the Holding Company has deemed the consummation of the Merger to be in the best interests of the Holding Company and its stockholders;

     WHEREAS, Buyer and Acquisition are not willing to enter into the Merger Agreement without the prior agreement by each of the Stockholders listed on Schedule A hereto to vote in favor of the Merger and the Merger Agreement as provided herein;

     NOW THEREFORE, in consideration of and premised upon the various representations, warranties, covenants and other agreements and undertakings of Buyer, Acquisition and the Stockholders contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                  ARTICLE I

                                    PROXY

     SECTION 1.01. Irrevocable Proxy. Stockholder hereby irrevocably appoints Buyer, until termination of the Merger Agreement, as the Stockholder's attorney and proxy, with full power of substitution, to vote, and otherwise act (by written consent or otherwise) with respect to the shares of Common Stock which the Stockholder is entitled to vote at any meeting of the stockholders of the Holding Company (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, in such manner as Buyer or its substitute shall, in its sole discretion, deem proper with respect to the following matters: (i) any proposal for the adoption or approval of the Merger and the Merger Agreement; (ii) any proposal relating to (A) the sale of stock or assets of the Holding Company or any of its subsidiaries or any interest therein OTHER THAN AS contemplated by the merger agreement, (B) the merger, consolidation or other combination of the Holding Company or any of its subsidiaries with any person, other than as contemplated by the Merger Agreement, (C) the liquidation, dissolution or reorganization of the Holding Company or any of its subsidiaries, or (D) any other action or agreement that would result in a breach of any covenant, representation, warranty or any other obligation or agreement of the Holding Company or any of its subsidiaries under the Merger Agreement or which could result in any of the conditions to Buyer and Acquisition's obligations under the Merger Agreement not being fulfilled; and (iii) as otherwise necessary or appropriate to enable the Holding Company, Buyer and Acquisition to consummate the transactions contemplated by the Merger Agreement. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Each Stockholder hereby revokes all other proxies and powers of attorney with respect to the shares of Common Stock owned by the Stockholder which the Stockholder may have heretofore appointed or granted (other than a proxy to vote in accordance with Section 1.01 hereof), and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Stockholder with respect thereto (other than in accordance with Section 1.01 hereof). All authority herein conferred or agreed to be conferred shall survive the death, incapacity, bankruptcy or liquidation of the Stockholder and any obligation of the Stockholder under this Agreement shall be binding upon its heirs, representatives, assigns and successors.

                                 ARTICLE II

             REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

     Each Stockholder hereby represents and warrants to Buyer as follows:

     SECTION 2.01. Authority. The Stockholder has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. This Proxy has been duly authorized, executed and delivered by the Stockholder and, assuming this Proxy constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except to the extent that the enforceability thereof may be limited by: (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies; and (ii) general principles of equity, including, without limitation, principles of reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

     SECTION 2.02. No Conflict. The execution and delivery of this Proxy by the Stockholder and performance of such Stockholder's obligations hereunder do not:
(i) conflict with or violate any laws applicable to the Stockholder or by which the shares of Common Stock of the Stockholder are bound or affected; or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the shares of Common Stock of the stockholder pursuant to, any note, bond, mortgage, indenture, contract, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the shares of Common Stock of the Stockholder are bound or affected.

     SECTION 2.03. Title to the Shares. As of the date hereof, the Stockholder is the record and beneficial owner of the number of shares of Common Stock set forth opposite the Stockholder's name on the signature page hereto. Such shares of Common Stock are all of such shares as are owned, either of record or beneficially, by the Stockholder. The Stockholder owns all the shares of Common Stock set forth opposite the Stockholder's name on the signature page hereto free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, contracts, limitations on the Stockholder's voting rights, charges and other encumbrances of any nature whatsoever. Except as provided in this Proxy, the Stockholder has not appointed or granted (and will not, after the date hereof, appoint or grant) any proxy, which appointment or grant is still effective, with respect to the shares set forth opposite the Stockholder's name on the signature page hereto, other than in accordance with
Section 1.01 hereof.

                                 ARTICLE III

                        COVENANTS OF THE STOCKHOLDERS

     SECTION 3.01. No Disposition or Encumbrance of Shares. Each Stockholder hereby covenants and agrees that, except as contemplated by this Proxy, the Stockholder shall not, and shall not offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy (other than the irrevocable proxy granted herein) or power of attorney with respect to, create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, contract, limitation on the Stockholder's voting rights, charge or other encumbrance of any nature whatsoever with respect to, the Stockholder's shares of Common Stock, or directly or indirectly, initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing; provided, however that if the Stockholder is currently serving as a director or officer of the Holding Company, the Stockholder, acting in such capacities, shall not be precluded from taking any such action or any action precluded by Section 3.02, based upon the advice of counsel, that his or her fiduciary duties to the Holding Company obligate the Stockholder to do so.

     SECTION 3.02. No Negotiations. Each Stockholder shall not, and shall not permit any of its subsidiaries, affiliates, representatives, agents or any other person acting for or on behalf of such Stockholder to, solicit, entertain offers from, negotiate with, or in any manner discuss, encourage, recommend or agree to any proposal relating to (a) the sale of the stock or assets of the Holding Company or any of its subsidiaries or any interest therein, (b) the merger, consolidation or other combination of the Holding Company or any of its subsidiaries with any person, or (c) the liquidation, dissolution or reorganization of the Holding Company or any of its subsidiaries, except as specifically contemplated by the Merger Agreement. Without limiting the generality of the foregoing, the Stockholder shall not, and shall not permit any of its subsidiaries, affiliates, representatives, agents or any other person acting for or on behalf of the Stockholder to, furnish or cause to be furnished any information with respect to the Holding Company or any of its subsidiaries to any person (other than the Buyer and its employees and agents and other than as required by law). If the Stockholder or any of its subsidiaries, affiliates, representatives, agents or any other person acting for or on behalf of the Stockholder receives from any person any offer, proposal or informational request that may be subject to this Section, the Stockholder shall promptly advise such person, by written notice, of the terms of this Section and shall promptly deliver a copy of such notice to the Buyer. Nothing herein shall, to the extent not prohibited by the Merger Agreement, prohibit any Stockholder who is an officer of the Holding Company from acting in his or her capacity as such, or who is a director of the Holding Company from participating in meetings of the Board or Committees thereof.


                                 ARTICLE IV

                                MISCELLANEOUS

     SECTION 4.01. Termination. This Proxy shall remain in effect until the first to occur of (i) the Closing Date, or (ii) the termination of the Merger Agreement; provided, however, that the provisions set forth in Section 4.03 shall survive the Closing (as defined in the Merger Agreement).

     SECTION 4.02. Definitions. Any terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

     SECTION 4.03. Further Assurances. The Stockholders will execute and deliver all such further documents and instruments and take all such further action as may reasonably be necessary in order to consummate the transactions contemplated hereby, including, without limitation, the transactions contemplated by the Merger Agreement.

     SECTION 4.04. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Proxy was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     SECTION 4.05. Entire Agreement. This Proxy constitutes the entire agreement between the Stockholders and the Buyer with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the Buyer and the Stockholders with respect to the subject matter hereof

     SECTION 4.06. Amendment. This Proxy may not be amended, altered or modified except by a written instrument executed by the respective parties hereto; provided that the agreement of the other Stockholders shall not be required to amend, alter or modify the Proxy of any Stockholder.

     SECTION 4.07. Severabilitv. If any term or other provision of this Proxy is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Proxy shall nevertheless remain in full force and effect so long as the economic or legal substance of this Proxy is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Proxy so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Proxy remain as originally contemplated to the fullest extent possible.

     SECTION 4.08. Governing Law. This Proxy shall be construed and interpreted according to the internal laws of the State of Illinois.

     SECTION 4.09. Counterparts. This Proxy may be executed in any number of counterparts, each of which shall be deemed an original and each of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Stockholders have duly executed this Proxy as of the date first above written.



                                            STOCKHOLDERS:


Number of Shares of
Common Stock owned:
                    --------                ----------------------------------
                                            Print Name: Thaddeus Walczak
                                                       -----------------------


Number of Shares of
Common Stock owned:
                    --------                ----------------------------------
                                            Print Name: Carole Lewis
                                                       -----------------------

AGREED TO AND ACCEPTED:

FBOP CORPORATION

By:
   ---------------------------
 Name:
      ------------------------
 Title:
       -----------------------



FBOP ACQUISITION COMPANY

By:
   ---------------------------
 Name:
      ------------------------
 Title:
       -----------------------

                                 SCHEDULE A




              Stockholder                   # of shares                   %*
================================================================================

     Thaddeus Walczak
     Carole Lewis







     Total

*  Based on % outstanding of         at      , 1998
                            --------    -----